Exhibit 10.1

Nile Therapeutics, Inc.
4 West 4th Avenue, Suite 400

San Mateo, California 94402

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with Nile Therapeutics, Inc., a Delaware corporation (the “Company”) as follows:

1.     This Subscription Agreement, including the Terms and Conditions For Purchase of Securities attached hereto as Annex I (collectively, (this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2.     The Company has authorized the sale and issuance to certain investors of up to an aggregate of (i) 3,350,000 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”) and (ii) warrants (each, a “Warrant” and, collectively, the “Warrants”) to purchase up to an aggregate of 2,512,500 shares of Common Stock (the “Warrant Shares”), in substantially the form attached hereto as Exhibit B. Each Investor will receive 0.75 of a Warrant to purchase one Warrant Share for each Share purchased by the Investor at an aggregate initial public offering price of $0.40. (the “Purchase Price”). The Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

3.     The offering and sale of the Securities (the “Offering”) are being made pursuant to (1) an effective Registration Statement on Form S-3, File No. 333-165167 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) (including the prospectus contained therein (the “Base Prospectus”), (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Securities, the terms of the Offering and the Company and (3) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Securities and terms of the Offering that has been or will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4.     The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares and the Warrants set forth below for the aggregate Purchase Price set forth below. The Shares and the Warrants shall be purchased pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the placement agent (the “Placement Agent”) named in the Prospectus Supplement and that there is no minimum offering amount.

5.     The manner of settlement of the Shares purchased by the Investor shall be determined by such Investor as follows (check one):

[ ]	A. [____] A. Delivery by crediting the account of the Investor's prime broker (as specified by such Investor on Exhibit A annexed hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Investor's prime broker shall initiate a DWAC transaction on the Closing Date using its DTC participant identification number, and released by American Stock Transfer & Trust Company, LLC, the Company’s transfer agent (the “Transfer Agent”), at the Company's direction. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES AND THE WARRANTS BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

[To be separately provided to the Investor]

—OR—

[ ]	B. [____] B. Delivery versus payment (“DVP”) through DTC (i.e., on the Closing Date, the Company shall issue Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent directly to the account(s) at Roth Capital Partners, LLC (“Roth”) identified by the Investor; upon receipt of such Shares, Roth shall promptly electronically deliver such Shares to the Investor, and simultaneously therewith payment shall be made by Roth by wire transfer to the Company). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	NOTIFY ROTH OF THE ACCOUNT OR ACCOUNTS AT ROTH TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(II)	CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT ROTH TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES AND WARRANTS BEING PURCHASED BY THE INVESTOR.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC OR DVP IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES AND THE WARRANTS OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES AND THE WARRANTS MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

6.     The executed Warrants shall be delivered to the Investor by mail, registered in such names and sent to such address as specified by the Investor below.

7.     The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the FINRA’s NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

____________________________________________________________________

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

8.     The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated March 12, 2010, which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Securities Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

9.     No offer by the Investor to buy Shares and Warrants will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or Roth on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

10.     The Company acknowledges that the only material, non-public information relating to the Company or its subsidiaries that the Company, its employees or agents has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering.

Number of Shares:

Purchase Price per Share:       $

Aggregate Purchase Price: $

Number of Warrant Shares subject to Warrants (Equal to Number of Shares multiplied by 0.75 and rounded down to the nearest whole number):

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: March 30, 2012

INVESTOR

By:
Print Name:
Title:
Address:

Agreed and Accepted
this 30th day of March, 2012:

NILE THERAPEUTICS, INC.

By:
Title:

annex I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1.     Authorization and Sale of the Securities. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Securities.

2.     Agreement to Sell and Purchase the Securities; Placement Agent.

2.1     At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares and Warrants set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Securities are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2     The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares and Warrants to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.3     Investor acknowledges that the Company has agreed to pay Roth Capital Partners, LLC (the “Placement Agent”) a fee (the “Placement Fee”) and to reimburse the Placement Agent for certain expenses in respect of the sale of the Shares and the Warrants to the Investor.

2.4     The Company has entered into a Placement Agency Agreement, dated the date hereof, (the “Placement Agreement”), with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus and/or in the Company’s Form 8-K to be filed with the Commission in connection with the Offering. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3.    Closings and Delivery of the Securities and Funds.

3.1    Closing. The completion of the purchase and sale of the Shares and the Warrants (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent, in accordance with Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause American Stock Transfer & Trust Company, LLC, the Company’s “Transfer Agent”, to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor a Warrant for the number of Warrant Shares set forth on the Signature Page and (c) the aggregate purchase price for the Shares and the Warrants being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2  Conditions to the Obligations of the Parties.

(a)     Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Shares and the Warrants to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Shares and the Warrants being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b)     Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Shares and the Warrants will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agreement, and to the condition that the Placement Agent shall not have: (a) terminated the Placement Agreement pursuant to the terms thereof or (b) determined that the conditions to the closing in the Placement Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Shares and the Warrants that they have agreed to purchase from the Company. The Investor understands and agrees that, in the event that the Placement Agent in its sole discretion determines that the conditions to closing in the Placement Agreement have not been satisfied or if the Placement Agreement may be terminated for any other reason permitted by such Placement Agreement, then the Placement Agent may, but shall not be obligated to, terminate such Agreement, which shall have the effect of terminating this Subscription Agreement pursuant to Section 14 below.

3.3     Delivery of Funds.

(a)     DWAC Delivery. If the Investor elects to settle the Shares purchased by such Investor through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) delivery system, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares and the Warrants being purchased by the Investor to the following account designated by the Company:

[To be separately provided to the Investor]

(b)     Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm that the account or accounts at the Placement Agent to be credited with the Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Shares and the Warrants being purchased by the Investor.

3.4     Delivery of Shares.

(a)     DWAC Delivery. If the Investor elects to settle the Shares purchased by such Investor through DTC’s DWAC delivery system, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing the Transfer Agent to credit such account or accounts with the Shares. Such DWAC instruction shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Placement Agent. Upon the closing of the Offering, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.

(b)     Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify the Placement Agent of the account or accounts at the Placement Agent to be credited with the Shares being purchased by such Investor. On the Closing Date, the Company shall deliver the Shares to the Investor through DTC directly to the account(s) at the Placement identified by Investor. Upon receipt of such Shares, the Placement Agent shall promptly electronically deliver such Shares to the Investor, and simultaneously therewith payment shall be made by the Placement Agent by wire transfer to the Company.

4.    Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agent that:

4.1     The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the Shares and the Warrants set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information.

4.2     (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Securities, except as set forth or incorporated by reference in the Base Prospectus, the Prospectus Supplement or any free writing prospectus.

4.3     (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4     The Investor understands that nothing in this Agreement, the Prospectus, the Disclosure Package, the Offering Information or any other materials presented to the Investor in connection with the purchase and sale of the Shares and the Warrants constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares and Warrants. The Investor also understands that there is no established public trading market for the Warrants being offered in the Offering, and that the Company does not expect such a market to develop. In addition, the Company does not intend to apply for listing of the Warrants on any securities exchange or other market or quotation system. The Investor understands that without an active market, the liquidity of the Warrants will be limited.

4.5     The Investor will maintain the confidentiality of all information acquired as a result of the transactions contemplated hereby prior to the public disclosure of that information by the Company in accordance with Section 13 of this Annex.

4.6     Since the time at which the Placement Agent first contacted such Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities). The Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Securities acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

5.     Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares and Warrants being purchased and the payment therefor. The Placement Agent shall be a third party beneficiary with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

6.     Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

(a)     if to the Company, to:

Nile Therapeutics, Inc.
4 West 4th Avenue, Suite 400

San Mateo, California 9440

Attention: Chief Executive Officer
Fax: (415) 875-7075

with a copy (which shall not constitute notice) to:

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota 55402

Attention: Christopher J. Melsha

Fax: (612) 492-7077

(b)     if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7.     Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.     Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.     Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.     Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11.     Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

12.     Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of the Shares and the Warrants to such Investor.

13.     Press Release. The Company and the Investor agree that the Company shall (a) prior to the opening of the financial markets in New York City on April 2, 2012 issue a press release announcing the Offering and disclosing all material information regarding the Offering and (b) as promptly as practicable on April 2, 2012 file a current report on Form 8-K with the Securities and Exchange Commission including, but not limited to, a form of this Agreement and the form of Warrant as exhibits thereto.

14.     Termination. In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

15.     Participation Right. For a period of one year from the date hereof (the “Participation Period”), the Investor shall have the right to participate in any subsequent offering (a “Subsequent Financing”) of Common Stock or securities convertible into, exercisable or exchangeable for, or otherwise representing the right to acquire shares of Common Stock (“Common Stock Equivalents”), other than an Excluded Issuance, as provided herein. At least three Business Days prior to the execution of definitive documentation for a Subsequent Financing, the Company shall deliver to the Investor a written notice (“Pre-Notice”), which Pre-Notice shall notify the Investor that the Company would like to share with the Investor certain information which may constitute material non-public information with regard to the Company and which shall ask the Investor if it wants to review such information. The Investor shall have the right, exercisable at any time within 24 hours after its receipt of the Pre-Notice, to notify the Company whether it wishes to review such information; provided, however that if such 24-hour period would include a period when the Investor is unable to respond due to a religious observance, then such 24-hour period shall be deemed to have commenced upon the termination of such religious observance. Upon the written request of the Investor, and only upon a request by the Investor, the Company shall promptly, but in no event later than 12 hours after the receipt of such request, deliver a subsequent notice to the Investor (a “Subsequent Financing Notice”). The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, including a description of the material terms of any Common Stock Equivalents to be offered, and the expected amount of gross proceeds of such Subsequent Financing (the “Subsequent Financing Gross Proceeds”). The Investor shall notify the Company in writing within 24 hours after its receipt of the Subsequent Financing Notice of its willingness to participate in the Subsequent Financing on the terms described in the Subsequent Financing Notice, subject to completion of mutually acceptable documentation; provided, however that if such 24-hour period would include a period when the Investor is unable to respond due to a religious observance, then the 24-hour period shall be deemed to have commenced upon the termination of such religious observance. If the Investor fails to timely respond to a Pre-Notice or Subsequent Financing Notice, the Investor shall have no right to participate in the Subsequent Financing. In the event that the Investor timely notifies the Company that it wishes to participate in the Subsequent Financing, the Investor shall have the right to participate in the Subsequent Financing in an amount not to exceed the result obtained by multiplying its Pro Rata Portion (as defined below) by 30% of the Subsequent Financing Gross Proceeds. As used herein, “Pro Rata Portion” equals the ratio (expressed as a fraction) of (x) the aggregate purchase price of the Shares and Warrants purchased by the Investor pursuant to this Agreement (the “Subscription Amount”) and (y) the aggregate sum of all of the Subscription Amounts of all investors participating in the Offering (the “Participating Investors”). The Company shall have the right to sell any amount of the Subsequent Financing not purchased by the Investor and the Participating Investors to such investors as it may determine in its sole discretion; provided, however, that any such sales shall be on terms no more favorable to the investors than those described in the Subsequent Financing Notice. Notwithstanding the delivery of any Pre-Notice or Subsequent Financing Notice, the Company shall have the right to terminate or delay the Subsequent Financing as it may determine in its sole discretion. The Investor acknowledges and agrees that, upon its receipt of a Subsequent Financing Notice, the Investor shall be deemed to be in possession of material non-public information regarding the Company and agrees to hold such information in confidence and not to disclose such information to any other person and not to effect any transactions in the Common Stock until the earlier of (i) the public announcement of the Subsequent Financing or (ii) the receipt of written notice from the Company that it has abandoned the Subsequent Financing (which notice shall be given promptly following a determination by the Company not to proceed with a Subsequent Financing). As used herein, the term “Excluded Issuance” means: (i) the issuance of the Securities pursuant to the Offering, including the issuance of the Warrant Shares upon due exercise of the Warrants; (ii) the issuance of Common Stock, including options or other incentives to acquire Common Stock, pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans, in each case as adopted or approved by the Company’s Board of Directors; (iii) the issuance of Common Stock pursuant to the valid exercises of options, warrants or rights outstanding on the date hereof; provided that the terms of such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof; and (iv) the issuance of Common Stock pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a entity which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

16.     Registration. No later than fifteen (15) business days after the Closing Date, the Company shall file with the Commission a registration statement on Form S-1 for the registration under the Securities Act of the issuance of the Warrant Shares upon exercise of the Warrants and the subsequent resale of the Warrant Shares (the “Additional Registration Statement”). The Company shall use its commercially reasonable efforts to cause the Additional Registration Statement to become effective as promptly as practicable and in no event later than 90 days after the Closing Date (the “Effectiveness Deadline”) and shall use its commercially reasonable efforts to maintain the effectiveness and availability of such registration statement until the earlier of (i) the expiration of the Warrants in accordance with their terms or (ii) the time no Warrants remain outstanding. If the Additional Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Deadline, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the Effectiveness Deadline during which the Additional Registration Statement is not effective, subject to an aggregate limit of 12.0% of the aggregate amount invested by such Investor. Such payments shall constitute the Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. Such payments shall be made to each Investor in cash no later than three (3) business days after the end of each 30-day period.

EXHIBIT A

NILE THERAPEUTICS, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares:

EXHIBIT B

FORM OF WARRANT